EXHIBIT 1.1
Execution Version

GTT COMMUNICATIONS, INC.

Common Stock, par value $0.0001 per share

Underwriting Agreement

December 5, 2014
Jefferies LLC
    As representative of the several Underwriters
    named in Schedule I hereto,
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

GTT Communications, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Jefferies LLC is acting as representative (the “Representative” or “you”) an aggregate of 3,500,000 shares and, at the election of the Underwriters, up to 525,000 additional shares of common stock, par value $0.0001 per share (“Stock”), of the Company The aggregate of 3,500,000 shares to be sold by the Company is herein called the “Firm Securities” and the aggregate of 525,000 shares to be sold by the Company at the election of the Underwriters is herein called the “Option Securities.”  The Firm Securities and the Option Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities.”

The Company understands that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as you deem advisable after the registration statement hereinafter referred to becomes effective.

1(a). The Company represents and warrants to, and agrees with, each of the Underwriters that:

(A) A registration statement on Form S-3 (File No. 333-194972) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; the preliminary prospectus (including the preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(B) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(c);

(C) For the purposes of this Agreement, the “Applicable Time” is 8:25 a.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed in Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), including any prospectus wrapper attached thereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(c);

(D) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(c); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(E) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(c);

(F) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and the Pricing Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement and the Pricing Disclosure Package, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Pricing Disclosure Package present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Pricing Disclosure Package and other financial information. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Pricing Disclosure Package. The other financial and related statistical information included in the Registration Statement and the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package and the books and records of the respective entities presented therein.  All disclosures contained in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(G) The statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Pricing Disclosure Package, are based on or derived from sources that the Company believes to be reliable and accurate;

(H) The Company and each of its subsidiaries has filed all material Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except for any such taxes currently being contested in good faith. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect (as hereinafter defined);

(I) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options or warrants, in each case as described or referred to in the Pricing Disclosure Package) or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the properties, business, management, prospects, operations, earnings or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(J) The Company and its subsidiaries have good and marketable title to all real property owned by them, if any, and have good title to all other material property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(K) Except as described in the Pricing Disclosure Package or would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental agency or body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(L) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in all material respects in the Pricing Disclosure Package, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(M) This Agreement has been duly authorized, executed and delivered by the Company;

(N) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Capital Stock” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and Prospectus and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and there are no options, warrants or rights to acquire shares of capital stock of any subsidiary of the Company; with respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors on the effective Grant Date and (v) each such grant was properly accounted for in accordance with U.S. GAAP;

(O) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights that have not been waived or complied with;

(P) The issue and sale of the Securities and the compliance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) will not violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company, or the organizational documents of any subsidiary, or (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and  (D) will not require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for (x) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect and the registration of the Securities under the Act, (y) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (z) with respect to any third party consent, the failure of which to obtain would not be reasonably expected to have a Material Adverse Effect or adversely impact the ability to consummate the offering contemplated hereby;

(Q) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, Bylaws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default would not have a Material Adverse Effect;

(R) The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income and Estate Tax Considerations for Non-

U.S. Holders” and “Business−Government Regulation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair and accurate summaries in all material respects;

(S) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;  and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(T) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(U) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined in Rule 405 under the Act;

(V) (x) CohnReznick LLP, who have audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States), (y) Grassi & Co., CPAs, P.C., who have audited certain financial statements of (i) NT Network Services, LLC, SCS and Tinet S.p.A (collectively, “Tinet”) and (ii) American Broadband, Inc. d/b/a United Network Services, Inc. (“UNSi”) is an independent registered public accounting firm with respect to Tinet and UNSi as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board and (z) Sisterson & Co. LLP, who have audited certain financial statements of UNSi is an independent registered public accounting firm with respect to UNSi as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(W) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(X) The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”);

(Y) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(Z) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective;

(AA) The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto;

(BB) The Company and its subsidiaries own or possess, or can reasonably promptly acquire on commercially reasonable terms, adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights, moral rights and other rights necessary for the conduct of the business now operated by them, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received (or reasonably expects to receive) any notice of infringement of or conflict with rights of others with respect to any of the foregoing or otherwise which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(CC) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(DD) The Company and each of its subsidiaries have complied, and are presently in compliance, in all material respects with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its subsidiaries. The Company and its subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company and/or any of its subsidiaries. Except as set forth in the Pricing Disclosure Package and the Prospectus, there has been no security breach or attack or other compromise of or relating to any such information technology system or data which would reasonably be expected to have a Material Adverse Effect;

(EE) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and adequate for the businesses in which they are engaged;

(FF) There are no contracts or other documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required;

(GG) Except as disclosed in the Pricing Disclosure Package, there are no related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K promulgated under the Act and any such related party transactions described therein are accurately described in all material respects;

(HH) Neither the Company nor any of its subsidiaries maintains or contributes to, or otherwise has any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); the Company and its subsidiaries are in compliance in all material respects with the provisions of ERISA and the Code applicable to employee benefit plans maintained or contributed to by the Company and its subsidiaries; no non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company or any of its subsidiaries would have any material liability;

(II) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened, which would reasonably be expected to have a Material Adverse Effect;

(JJ) Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person (A) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; or (B) granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(KK) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Securities that have not been complied with or otherwise effectively waived; none of the outstanding shares of Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Act other than as disclosed in the Pricing Disclosure Package; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Disclosure Package; and the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(LL) None of the Company, its subsidiaries or, to the Company’s knowledge, any of their respective affiliates does business with any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country that is the subject of the economic sanctions or programs of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its subsidiaries or any joint venture partner or other person or entity, in a manner that violates any U.S. sanctions administered by OFAC;

(MM) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(NN) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(OO) The Securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.  To the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(PP) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the

Exchange Act (“Regulation M”)) with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M;

(QQ) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA  pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct;

(RR) The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Annex III (the “Lock-up Agreement”) from each of the persons listed on Schedule IV.  Such Schedule IV lists the directors and officers of the Company.  If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver a Lock-up Agreement to the Representative;

(SS) Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Pricing Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, the free writing prospectuses, if any, identified on Schedule III(a) hereto;

(TT) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading; and

(UU) The Company satisfies the eligibility requirements in existence immediately prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Securities.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $11.985, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the option to purchase Optional Securities as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the number of Optional Securities (as specified in the applicable notice) from the Company at the purchase price per share set forth in clause (a) of this Section 2 in the same proportion as the number of Firm Securities to be purchased by the Underwriters from the Company.

The Company hereby grants to the Underwriters the right to purchase at their election up to 525,000 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised (in whole or in part from time to time) only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.(a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Jefferies LLC may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Jefferies LLC at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 10, 2014 or such other time and date as Jefferies LLC and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Jefferies LLC in the written notice given by Jefferies LLC of the Underwriters’ election to purchase such Optional Securities, or such other time and date as Jefferies and the Company may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Latham & Watkins LLP at 330 North Wabash Avenue, Suite 2800, Chicago, Illinois (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the

Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you reasonably promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order prev enting or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided that the Company’s filings of reports with the Commission under the Exchange Act containing an earnings statement shall be deemed to constitute delivery.

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative (other than (A) the Securities to be sold to the Underwriters hereunder, (B) the issuance of options, restricted stock units, restricted stock or other equity awards to acquire shares of Stock granted pursuant to the Company’s equity incentive plans that are described in the Prospectus, as such plans may be amended, (C) the issuance of shares of Stock upon the exercise of any such options, restricted stock units or other equity awards to acquire shares of Stock, (D) the filing by the Company of registration statements on Form S-8 with respect to the Company’s benefit plans that are referred to in the Prospectus, and (E) shares of Stock issued to officers or directors of the Company upon exercise of outstanding warrants, but only if the holders of such shares of Stock, options or warrants issued under (B), and (C) above agree to execute a lock-up letter described in Section 8(l) hereof (to the extent such holder has not previously signed a lock-up letter; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension, except that such extension will not apply if the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any underwriter during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension); the Company will provide the Representative and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(l) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use its reasonable best efforts to list, subject to notice of issuance, the Securities on the NYSE; and

(i) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.(a) The Company agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than any such free writing prospectus the use of which has been consented to by the Representative and which is listed on Schedule III(a) hereto; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey which disbursement shall not exceed $5,000; (iv) all fees and expenses in connection with listing the Securities on the NYSE; (v) [RESERVED]; (vi) the costs incidental to the issuance of the Securities, including the costs of preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (including related fees and disbursements of Canadian counsel to the Underwriters, which disbursement shall not exceed $10,000); (vii) the cost of preparing stock certificates, if applicable; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.  It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Kelley Drye & Warren LLP, counsel for the Company, shall have furnished to you their written opinion and a negative assurance letter, dated such Time of Delivery, each in form and substance satisfactory to you;

(d) [RESERVED];

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post -effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, CohnReznick LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:00 a.m., New York City time Grassi & Co., CPAs, P.C. shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:00 a.m., New York City time Sisterson & Co. LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Securities to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE, to the extent applicable;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from the stockholders, officers and directors of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereof in form and substance satisfactory to the Representative;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(n) You shall have received certificates, dated, respectively, the date hereof and such Time of Delivery, of the person performing the function of Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representative.;

(o) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the herein at and as of such time, as to the performance by the Company of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (h) and (i) of this Section 8 and as to such other matters as you may reasonably request; and

(p) General Counsel of the Company shall have furnished to you (x) his written opinion, dated such Time of Delivery, in form and substance satisfactory to you and (y) a certificate in form and substance reasonably satisfactory you as to outstanding registration rights.

The Company will furnish the Representative with any additional opinions, certificates, letter and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 8.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

9.(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Pricing Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Act, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (such material, “Marketing Material”), or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(c).  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) [RESERVED]

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Pricing Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Act or the Prospectus (or any amendment or supplement to the foregoing) are (i) the concession amount in the fifth paragraph and (ii) the statements set forth in the fifteenth through eighteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

10.(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-

defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to you as the Representative in care of Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel, Facsimile: (646) 619-4437; and if to the Company shall be delivered or sent by mail to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary (with copies to those parties specified thereon). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and any Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16. The Company acknowledges and agrees, as applicable, that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees, as applicable, that it will not claim that the Underwriters, or any of them, has, in connection with the transactions contemplated hereby, rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. The Company acknowledges, as applicable, that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

GTT COMMUNICATIONS, INC.
By: /s/ Michael Bauer
Name: Michael Bauer
Title: CFO

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

JEFFERIES LLC

By:	Alex Kelloff
Name: Alex Kelloff
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Jefferies LLC	1,925,000	288,750
William Blair & Company, L.L.C.	875,000	131,250
Pacific Crest Securities LLC	280,000	42,000
Craig-Hallum Capital Group LLC	280,000	42,000
Drexel Hamilton, LLC	140,000	21,000

Total	3,500,000	525,000

SCHEDULE II

[RESERVED]

SCHEDULE III

(a) Issuer Free Writing Prospectuses:

[None]

(b) Additional Documents Incorporated by Reference:

[None]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Securities is $12.75

The number of Firm Securities purchased by the Underwriters is 3,500,000.  The number of Option Securities that may be purchased by the Underwriters if the option herein is exercised in full is 525,000.

SCHEDULE IV

[Lock-Up Parties]

Name
H. Brian Thompson
Richard D. Calder, Jr.
Theodore B. Smith, III
Chris McKee
Howard Janzen
Morgan E. O’Brien
Rhodric C. Hackman
Michael R. Bauer
S. Joseph Bruno

Annex I

[RESERVED]

Annex II

[RESERVED]

Annex III

[Form of Lock-Up Letter]

GTT Communications, Inc.
Lock-Up Letter Agreement

[__], 2014

Jefferies LLC
    As representative of the several Underwriters
    named in Schedule I hereto,
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Re:        Proposed Public Offering by GTT Communications, Inc.

Ladies and Gentlemen:

The undersigned, a securityholder of GTT Communications, Inc.., a Delaware corporation (the “Company”), understands that Jefferies LLC (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) agrees with the Representative that, during a period commencing on the date hereof and ending on the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, make any demand with respect to, cause to be filed, or exercise any right with respect to any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the Lock-up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, partners, members or stockholders of the undersigned; or

(iv) to any investment fund or other entity controlled or managed by the undersigned; or

(v) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

In addition, this letter agreement shall not restrict the delivery of Common Stock to the undersigned upon vesting and settlement of restricted share units or exercise of options outstanding on the date hereof in accordance with their terms.

Furthermore, the undersigned may sell shares of Common Stock purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission and (ii) neither the undersigned nor any purchaser of the Common Stock otherwise voluntarily effects any public filing or report or other public notice regarding such sales.

Notwithstanding anything in the first paragraph hereof, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the Representative may extend, by written notice to the Company, the restrictions imposed by this lock-up agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the notice section of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this agreement.

In connection with the Public Offering, the undersigned hereby waives, with respect to all shares of Common Stock held by the undersigned, all registration rights granted by the Company and further agrees not to exercise such rights until after the expiration of the Lock-Up Period.

This letter agreement shall automatically terminate if (i) the Company notifies the Representative that it does not intend to proceed with the Public Offering or (ii) if the Underwriting Agreement is not executed prior to March 31, 2015 or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:
Print Name: